UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 14, 2024

ModivCare Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34221	86-0845127
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6900 E Layton Avenue, 12th Floor Denver, Colorado		80237
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 728-7012

N/A

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	MODV	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)          On February 14, 2024, pursuant to the ModivCare Inc. (the “Company”) 2006 Long‐Term Incentive Plan, as amended (the “Plan”), the Company adopted a new form of Performance Restricted Stock Unit Agreement (the “Award Agreement”) to be used as the template for awards of performance restricted stock units (“PRSUs”) that may be granted to eligible participants under the Plan during fiscal year 2024, unless otherwise determined by the Compensation Committee of the Board of Directors of the Company. Grants of PRSUs that may be made under the Plan and form of Award Agreement will be subject to both time- and performance-based vesting restrictions.

The time-based vesting restriction has been established at a period of three full years from the date of grant (the “Time Vesting Period”), and the participant’s continuous employment is required throughout the Time Vesting Period for any payouts to be made to the participants in respect of the PRSUs.

The performance-based vesting restriction (the “Performance Vesting”) will be based on a range of weighted target values tied to both Adjusted EBITDA of the Company (the “EBITDA Performance Target”), weighted at 40%, and the relative total shareholder return (“rTSR”) of the Company, weighted at 60% (the “rTSR Performance Target” and, together with the EBITDA Performance Target, the “Performance Targets”). The EBITDA Performance Target is to be measured against 2026 Company performance, and payout percentages of target will be tied to actual Company achievement percentages ranging from 80% to 120% when compared against the EBITDA Performance Target. The rTSR Performance Target is to be measured for the three year period ending December 31, 2026 and is based on the percentile-ranking of the Company’s TSR relative to the TSR of the Company’s Peer Group (as defined in the Award Agreement, and generally comprising the S&P Healthcare Services Select Index with specified exceptions) and ranges from the 50th percentile to the 100th percentile. The Performance Targets may be adjusted in the discretion of the Administrator (as defined in the Plan) to reflect the financial impact of any acquisitions or divestitures made by the Company during the Time Vesting Period. The Performance Targets will be satisfied they equal or exceed the applicable minimum target value.

On the date that both (i) the Time Vesting Period restriction and (ii) the Performance Vesting restrictions are satisfied, the holder of PRSUs will be entitled to receive: (A) that number of shares of common stock of the Company, if any, determined by multiplying the aggregate number of PRSUs subject to the Award Agreement by a percentage from 50% to 200% (each, a “Payout Percentage”) that corresponds to the highest Performance Targets achieved, to be issued as soon as reasonably practicable following the later of (i) the Company’s filing of its Annual Report on Form 10-K for fiscal year 2026 or (ii) the expiration of the Time Vesting Period; or (B) in the event of a Change in Control (as defined in the Award Agreement), the payout percentage with respect to the PRSUs will be calculated using the actual performance for rTSR as estimated at the time of the Change in Control and the EBITDA Performance Target.

The foregoing description is a summary only of material terms of the form of Award Agreement, a copy of which is expected to be filed with the Company's Form 10-Q for the quarter ending March 31, 2024 as required by applicable securities laws. Investors and other interested parties are encouraged to read the form of Award Agreement in its entirety when it becomes available because it contains important information not summarized above.

On February 14, 2024, the Company granted PRSUs to each of the following executive officers of the Company: 18,650 PRSUs to L. Heath Sampson, President and Chief Executive Officer, 9,202 PRSUs to Barbara Gutierrez, Chief Financial Officer and 9,202 PRSUs to Ilias Simpson, President, ModivCare Mobility. The number of PRSUs awarded to each such officer, as set forth opposite each officer’s name above, assumes aggregate Performance Targets achieved that correspond to a 100% Payout Percentage. As described above, the payout, if any, to each officer under the PRSUs will not be made until the expiration of the applicable Time Vesting Period, subject to the other terms of the Award Agreement as described above.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MODIVCARE INC.

Date: February 21, 2024	By:	/s/ Jennifer Jaskolka
	Name:	Jennifer Jaskolka
	Title:	VP, Deputy General Counsel & Corporate Secretary